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                                                                     Exhibit 4.1

                         REGISTRATION RIGHTS AGREEMENT


     This Registration Rights Agreement (this "Agreement") dated this 23rd day of June, 1997, is between Koala Corporation, a Colorado corporation ("Koala"), and Delta Play Ltd., a British Columbia, Canada corporation ("Seller").


                                    RECITALS
                                    --------


     1. By an Agreement for Sale and Purchase of Assets dated as of June 23, 1997 (the "Purchase Agreement"), Koala (through newly created subsidiaries) agreed to purchase all of the assets of Seller.

     2. In connection with the Purchase Agreement and as part of the purchase price, Koala has agreed to issue to Seller 40,000 shares of Common Stock of Koala (the "Shares").


                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the foregoing, and the mutual covenants and conditions contained herein, the parties agree as follows:


     1. Registration Rights. Upon the written request of Seller, Koala shall
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file, within 60 days of receipt of such request, a registration statement with the Securities and Exchange Commission ("SEC") under the Act registering all Shares then owned by Seller; provided, however, that Koala shall have no
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obligation to register any Shares that are then eligible for resale by Seller pursuant to Rule 144 under the Securities Act of 1933 (the "Act"). Any such request by Seller shall specify the aggregate number of Shares proposed to be sold and shall also specify the intended method of disposition thereof. Koala shall use its best efforts to keep the registration statement effective until the earlier of six (6) months after the date of effectiveness of the registration statement or until Seller has sold the number of Shares for which it requested registration (the "Distribution Period"). Seller shall not be entitled to make a demand pursuant to this Section 1 more than one (1) time; provided, however, that (i) if no registration statement is declared effective
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with respect to a demand which Seller has made (other than because Seller has requested that the registration statement not be declared effective) or (ii) if the registration statement does not include all of the Shares that Seller requests to be included, that demand shall not be counted for purposes of this limit. Koala may defer filing a registration statement pursuant to this Section 1 for up to 120 days if in the reasonable judgment of Koala's Board of Directors the filing of such registration statement would compel Koala to disclose material nonpublic information the disclosure of which would be detrimental to Koala or would materially interfere with any material financing, acquisition, corporate reorganization, or merger involving the Corporation.

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     2.   Registration Procedures.
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          (a) Seller shall furnish Koala with all information and statements about or pertaining to Seller in such reasonable detail and on such timely basis as is reasonably deemed by Koala to be necessary or appropriate for the preparation of the registration statement.

          (b) Whenever Seller has requested that Shares be registered pursuant to Section 1 hereof, Koala shall, subject to the provisions of Section 1 hereof:

              (i) prepare and file with the SEC a registration statement with respect to such Shares and use its best efforts to cause such registration statement to become effective as soon as practicable after the filing thereof (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, Koala shall furnish counsel for Seller with copies of all such documents proposed to be filed);

              (ii) prepare and file with the SEC such amendments and supplements to such registration statement and prospectus contained therein as may be necessary to keep such registration statement effective during the Distribution Period;

              (ii) furnish to Seller the number of copies of such registration statement, each amendment and supplement thereto, the prospectus contained in such registration statement (including each preliminary prospectus), and such other documents as Seller may reasonably request;

              (iv) use its best efforts to register or qualify such Shares under the state blue sky or securities ("Blue Sky") laws of such jurisdictions as Seller reasonably requests (and to keep such registrations and qualifications effective during the Distribution Period, and to do any and all other acts and things that may be reasonably necessary or advisable to enable Seller to consummate the disposition of such Shares in such jurisdictions; provided,
                                                                 ---------
however, that Koala will not be required to do any of the following: (i) qualify
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generally to do business in any jurisdiction where it would not be required but for this Section 2(b), (ii) subject itself to taxation in any such jurisdiction, or (iii) file any general consent to service of process in any such jurisdiction; and

              (v) promptly notify Seller, at any time when a prospectus relating thereto is required to be delivered under the Act during the period that Koala is required to keep the registration statement effective, of the occurrence of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein in the light of the circumstances under which they were made, not misleading, and prepare a supplement or amendment to the prospectus so that, as thereafter delivered to the purchasers of such Shares, the prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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     3.   Registration Expenses.
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          (a) If, pursuant to Section 1 hereof, Shares owned by Seller are included in a registration statement, then Seller shall pay the fees and expenses of its own counsel, and its pro rata portion of any underwriting or brokerage discounts or commissions or the equivalent thereof.

          (b) Except for the fees and expenses specified in Section 3(a) hereof, Koala shall pay all expenses incident to the registration and to Koala's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, expenses of compliance with Blue Sky laws, printing expenses, messenger and delivery expenses, and fees and expenses of counsel for Koala and all independent certified public accountants and other persons retained by Koala.

     4.   Transfer of Registration Rights.  The rights to cause Koala to
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register securities granted under Section 1 may be assigned or otherwise conveyed by the Seller to any transferee of all of the Shares in a transfer made within one (1) year from the date of this Agreement in compliance with the Act; provided, however, that (a) in no event will the period of time for the
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Company's obligation to register the Shares under Section 1 be extended beyond the period of time applicable to Seller under Section 5, and (b) Koala is given written notice by the transferor at the time of or within a reasonable time after said transfer, stating the name and address of said transferee and said transferee's agreement to be bound by the provisions of the Agreement.

     5.   Termination of Registration Rights.  The rights provided for in
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Section 1 shall terminate once the Seller is free to sell all of its Shares to the public during a three (3) month period pursuant to Rule 144, including Rule 144(k).

     6.   Indemnification.
          ---------------

          (a) Koala will indemnify the Seller, and each of its officers, directors and shareholders, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by Koala of the Act or any rule or regulation promulgated under the Act applicable to Koala in connection with such registration, qualification or compliance, and Koala will reimburse the Seller, and each of its officers, directors and shareholders, for any legal and any other expenses incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that Koala will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written

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information furnished to Koala by an instrument duly executed by the Seller and stated to be specifically for use therein.

          (b) The Seller will, if Shares held by the Seller are included in the securities as to which a registration, qualification or compliance is being effected pursuant to this Agreement, indemnify Koala, each of its directors and officers, and each person who controls Koala within the meaning of Section 15 of the Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse Koala, each of its officers and directors, and each person who controls Koala within the meaning of Section 15 of the Act, for any legal and any other expenses incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement or omission or alleged untrue statement or omission is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished by Koala by an instrument duly executed by the Seller and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of the Seller under this subsection (b) shall be limited to an amount equal to the gross proceeds received by the Seller in connection with the sale of its Shares.

          (c) Each party entitled to indemnification under this Section 6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be withheld unreasonably), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 6 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action, and provided further that the Indemnifying Party shall not be entitled to assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

     7.   Notices.  All notices or other communications which are required or
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permitted hereunder shall be in writing and sufficient if delivered personally or sent by telecopier,

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nationally recognized over-night courier, or registered or certified mail, postage prepaid, addressed as follows:

          (i)  If to Koala:

          Koala Corporation
          11600 East 53rd Avenue, Bldg D
          Denver, Colorado 80239
          Attn: Mark Betker
          Telecopy:  (303)574-9000

          (ii) If to Seller:

          Delta Play Ltd.
          14666 64th Avenue, Suite 200
          Surrey, Provence
          British Columbia
          Canada V3S 1X7
          Attn: Dan Buchanan
          Telecopy:  (604) 591-6636

Any party may by notice change the address to which notices or other communications to it are to be delivered or mailed.

     8.   Binding Effect.  This Agreement shall be binding upon and shall inure
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to the benefit of the parties hereto and their respective successors and assigns.

     9.   Governing Law.  This Agreement shall be deemed to be an agreement made
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under the laws of the State of Colorado and for all purposes shall be governed by and construed in accordance with such laws.

     10.  Entire Agreement.  This Agreement constitutes the full and entire
          ----------------
understanding and agreement between the parties with regard to the subjects hereof. Nothing in the Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of the Agreement, except as expressly provided herein.

     11.  Severability.  In the case any provision of the Agreement shall be
          ------------
invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     12.  Amendments and Waivers.  Any term of this Agreement may be amended or
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terminated and the observance of any term of the Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the written consent of each of the parties.

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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.

                              KOALA CORPORATION


                              By:   /s/ Mark Betker
                                 -----------------------------
                                 Mark Betker, Chairman


                              DELTA PLAY LTD.


                              By:   /s/ Dan Buchanan
                                 ----------------------------
                                 Dan Buchanan, President

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